    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-165112 on Form S-3 of our report dated March 29, 2011 relating to the consolidated financial statements, appearing in the Annual Report on Form 10-K filed with the Securities and Exchange Commission on or about March 29, 2011, by Telestone Technologies Corporation for the year ended December 31, 2011.

/s/ Mazars CPA Limited

Mazars CPA Limited
Certified Public Accountants
Hong Kong
March 29, 2011